[AS AMENDED AND RESTATED ON OCTOBER 27, 2022]

AMENDED AND RESTATED BYLAWS

OF

STEM, INC.
(a Delaware corporation)
ARTICLE I
CORPORATE OFFICES
Section 1.1    Registered Office. The registered office of Stem, Inc. (the “Company”) will be fixed in the Certificate of Incorporation of the Company.
Section 1.2    Other Offices. The Company may also have an office or offices, and keep the books and records of the Company, except as otherwise required by law, at such other place or places, either within or without the State of Delaware, as the Company may from time to time determine, or the business of the Company may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
Section 2.1    Annual Meeting. The annual meeting of stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, either within or without the State of Delaware, on such date, and at such time as the Board of Directors of the Company (the “Board”) shall fix. The Board may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board.
Section 2.2    Special Meeting. Except as otherwise required by law, and except as otherwise provided for or fixed pursuant to the Company’s Certificate of Incorporation, including any certificate of designations relating to any series of Preferred Stock (each hereinafter referred to as a “Preferred Stock Designation”), a special meeting of the stockholders of the Company may be called at any time only by the Board. The Board may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board. Only such business may be conducted at a special meeting of stockholders as has been brought before the meeting by or at the direction of the Board.
Section 2.3    Notice of Stockholders’ Meetings.
(a)    Whenever stockholders of the Company are required or permitted to take any action at a meeting, a notice of such meeting shall be given containing the following: notice of the place, if any, the date and time of the meeting of stockholders, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining the stockholders entitled to notice of the meeting), and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting. The notice shall be given not fewer than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided by law, the Certificate of Incorporation (including any Preferred Stock Designation) or these Bylaws. In the case of a special meeting, the purpose or purposes for which the meeting is called also shall be set forth in the notice.

(b)    Except as otherwise required by law, notice may be given in writing directed to a stockholder’s mailing address as it appears on the records of the Company and shall be given: (i) if mailed, when notice is deposited in the U.S. mail, postage prepaid, and (ii) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address.
(c)    So long as the Company is subject to the proxy rules of the Securities and Exchange Commission (the “SEC”) set forth in Regulation 14A under the Securities Exchange Act of 1934 (the “Exchange Act”), notice shall be given in the manner required by such rules. To the extent permitted by such rules, notice may be given by electronic transmission directed to the stockholder’s electronic mail address, and if so given, shall be given when directed to such stockholder’s electronic mail address unless the stockholder has notified the Company in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by Section 232(e) of the General Corporation Law of the State of Delaware (the “DGCL”). If notice is given by electronic mail, such notice shall comply with the applicable provisions of Sections 232(a) and 232(d) of the DGCL.
(d)    Notice may be given by other forms of electronic transmission with the consent of a stockholder in the manner permitted by Section 232(b) of the DGCL, and will be deemed given as provided therein.
(e)    An affidavit that notice has been given, executed by the Secretary of the Company, Assistant Secretary or any transfer agent or other agent of the Company, will be prima facie evidence of the facts stated in the notice in the absence of fraud. Notice will be deemed to have been given to all stockholders who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Exchange Act and Section 233 of the DGCL.
(f)    When a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the place, if any, date and time thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are: (i) announced at the meeting at which the adjournment is taken; (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxyholders to participate in the meeting by means of remote communication; or (iii) set forth in the notice of meeting given in accordance with Section 2.3(a); provided, however, that if the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If, after the adjournment, a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting in accordance with Section 7.6(a), and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.
Section 2.4    Organization.
(a)    Unless otherwise determined by the Board, meetings of stockholders shall be presided over by the Chairman of the Board, or in his or her absence, by the Chief Executive Officer or, in his or her absence, by another person designated by the Board. The Secretary of the Company, or in his or her absence, an Assistant Secretary, or in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting and keep a record of the proceedings thereof.

(b)    The date and time of the opening and the closing of the polls for each matter upon which the stockholders shall vote at a meeting of stockholders shall be announced at the meeting. The Board may adopt such rules and regulations for the conduct of any meeting of stockholders as it deems appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of the meeting will have the authority to adopt and enforce such rules and regulations for the conduct of any meeting of stockholders and the safety of those in attendance as, in the judgment of the chairman, are necessary, appropriate or convenient for the conduct of the meeting. Rules and regulations for the conduct of meetings of stockholders, whether adopted by the Board or by the chairman of the meeting, may include, without limitation, establishing: (i) an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies and such other persons as the chairman of the meeting shall permit; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted for consideration of each agenda item and for questions and comments by participants; (vi)  regulations for the opening and closing of the polls for balloting and matters which are to be voted on by ballot (if any); and (vii) procedures (if any) requiring attendees to provide the Company advance notice of their intent to attend the meeting. Subject to any rules and regulations adopted by the Board, the chairman of the meeting may convene and, for any or no reason, from time to time, adjourn or recess any meeting of stockholders pursuant to Section 2.7. The chairman of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, will have the power to declare that a nomination or other business was not properly brought before the meeting if the facts warrant (including if a determination is made, pursuant to Section 2.11(c)(i) of these Bylaws, that a nomination or other business was not made or proposed, as the case may be, in accordance with Section 2.11 of these Bylaws, as applicable), and if such chairman should so declare, such nomination will be disregarded or such other business will not be transacted.
Section 2.5    List of Stockholders. The Company shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, that if the record date for determining the stockholders entitled to vote is fewer than 10 days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date. Such list shall be arranged in alphabetical order and shall show the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing in this Section 2.5 will require the Company to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least 10 days prior to the meeting date: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting; or (b) during ordinary business hours at the principal place of business of the Company. In the event that the Company determines to make the list available on an electronic network, the Company may take reasonable steps to ensure that such information is available only to stockholders of the Company. Except as otherwise required by law, the stock ledger will be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.5 or to vote in person or by proxy at any meeting of stockholders.
Section 2.6    Quorum. Except as otherwise required by law, the Certificate of Incorporation (including any Preferred Stock Designation) or these Bylaws, at any meeting of stockholders, a majority of the voting power of the stock outstanding and entitled to vote at the meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business; provided, however, that where a separate vote by a class or series or classes or series is required, a majority of the voting power of the stock of such class or series or classes or series outstanding and entitled to vote on that matter, present in person or represented by proxy, will constitute a quorum entitled to take action with respect to such matter. If a quorum is not present or represented at any meeting of stockholders, then the chairman of the meeting, or a majority of the voting power of the stock present in person or represented by proxy at the meeting and entitled to vote thereon, will have power to adjourn or recess the meeting from time to time in accordance with Section 2.7, until a quorum is present or represented. Subject to applicable law, if a quorum initially is present at any meeting of stockholders, the stockholders may continue to transact business until adjournment or recess, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, but if a quorum is not present at least initially, no business other than adjournment or recess may be transacted.
Section 2.7    Adjourned or Recessed Meeting. Any annual or special meeting of stockholders, whether or not a quorum is present, may be adjourned or recessed for any or no reason from time to time by the chairman of the meeting, subject to any rules and regulations adopted by the Board pursuant to Section 2.4(b). Any such meeting may be adjourned for any or no reason (and may be recessed if a quorum is not present or represented) from time to time by a majority of the voting power of the stock present in person or represented by proxy at the meeting and entitled to vote thereon. At any such adjourned or recessed meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.
Section 2.8    Voting.
(a)    Except as otherwise required by law or the Certificate of Incorporation (including any Preferred Stock Designation), each holder of stock of the Company entitled to vote at any meeting of stockholders will be entitled to one vote for each share of such stock held of record by such holder that has voting power upon the subject matter in question.
(b)    Except as otherwise required by law, the Certificate of Incorporation (including any Preferred Stock Designation), these Bylaws or any law, rule or regulation applicable to the Company or its securities, at each meeting of stockholders at which a quorum is present, all corporate actions to be taken by vote of the stockholders will be authorized by the affirmative vote of at least a majority of the voting power of the stock present in person or represented by proxy and entitled to vote on the subject matter, and where a separate vote by a class or series or classes or series is required, if a quorum of such class or series or classes or series is present, such act will be authorized by the affirmative vote of at least a majority of the voting power of the stock of such class or series or classes or series present in person or represented by proxy and entitled to vote on the subject matter. Voting at meetings of stockholders need not be by written ballot.
Section 2.9    Proxies. Every stockholder entitled to vote for directors, or on any other matter, will have the right to do so either in person or by one or more persons authorized to act for such stockholder by proxy, but no such proxy will be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy will be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Company generally. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Company a revocation of the proxy or an executed new proxy bearing a later date.
Section 2.10    Submission of Information by Director Nominees.

(a)    To be eligible to be a nominee for election or re-election as a director of the Company pursuant to Section 2.11, a person must deliver to the Secretary of the Company, at the principal executive offices of the Company, the following information:
(i)    a written representation and agreement, which must be signed by such person and pursuant to which such person must represent and agree that such person: (A) consents to serving as a director if elected and to being named as a nominee in a proxy statement and form of proxy relating to the meeting at which directors are to be elected, and intends to serve as a director for the full term for which such person is standing for election; (B) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity: (1) as to how the person, if elected as a director, will act or vote on any issue or question that has not been disclosed to the Company; or (2) that could limit or interfere with the person’s ability to comply, if elected as a director, with such person’s fiduciary duties under applicable law; (C) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee that has not been disclosed to the Company; and (D) if elected as a director, will comply with all of the Company’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other Corporation policies and guidelines applicable to directors (which will be promptly provided following a request therefor); and
(ii)    all fully completed and signed questionnaires prepared by the Company (including those questionnaires required of the Company’s directors and any other questionnaire the Company determines is necessary or advisable to assess whether a nominee will satisfy any qualifications or requirements imposed by the Certificate of Incorporation or these Bylaws, or any law, rule, regulation or listing standard that may be applicable to the Company, and the Company’s corporate governance policies and guidelines) (all of the foregoing, “Questionnaires”). The Questionnaires will be promptly provided following a request therefor.
(b)    A nominee for election or re-election as a director of the Company shall also provide to the Company such other information as it may reasonably request. The Company may request such additional information as necessary to permit the Company to determine the eligibility of such person to serve as a director of the Company, including information relevant to a determination whether such person can be considered an independent director.
(c)    If a stockholder has submitted notice of an intent to nominate a candidate for election or re-election as a director pursuant to Section 2.11, all written and signed representations and agreements and all fully completed and signed Questionnaires described in Section 2.10(a) above shall be provided to the Company at the same time as such notice, and the additional information described in Section 2.10(b) above shall be provided to the Company promptly upon request by the Company, but in any event within five business days after such request. All information provided pursuant to this Section 2.10 shall be deemed part of the stockholder’s notice submitted pursuant to Section 2.11.
(d) Notwithstanding the foregoing, if any information or communication submitted pursuant to this Section 2.10 is inaccurate or incomplete in any material respect (as determined by the Board (or any authorized committee thereof)), such information will be deemed not to have been provided in accordance with this Section 2.10. Any stockholder providing information pursuant to this Section 2.10 shall promptly notify the Secretary of the Company in writing at the principal executive office of the Company of any inaccuracy or change in any previously provided information within two business days after becoming aware of such inaccuracy or change. Upon written request of the Secretary of the Company, such stockholder shall provide, within seven business days after delivery of such request (or such longer period as may be specified in such request), (i) written verification, reasonably satisfactory to the Company, to demonstrate the accuracy of any information submitted and (ii) a written affirmation of any information submitted as of an earlier date. If the stockholder giving notice of an intent to nominate a candidate for election fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 2.10.
Section 2.11    Notice of Stockholder Business and Nominations.
(a)    Annual Meeting.
(i)    Nominations of persons for election to the Board and the proposal of business other than nominations to be considered by the stockholders may be made at an annual meeting of stockholders only: (A) pursuant to the Company’s notice of meeting (or any supplement thereto); (B) by or at the direction of the Board (or any authorized committee thereof); (C) by any stockholder of the Company who is a stockholder of record at the time the notice provided for in this Section 2.11(a) is delivered to the Secretary of the Company, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.11(a); or (D) pursuant to and in accordance with that certain Investor Rights Agreement dated as of April 28, 2021 (“Investor Rights Agreement”), by and among the Company and certain stockholders of the Company. For the avoidance of doubt, the foregoing clauses (C) and (D) shall be the exclusive means for a stockholder to make director nominations, and the foregoing clause (C) shall be the exclusive means for a stockholder to propose other business at an annual meeting of stockholders (other than a proposal included in the Company’s proxy statement pursuant to and in compliance with Rule 14a-8 under the Exchange Act).
(ii)    For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of the foregoing paragraph, the stockholder must have given timely notice thereof in writing to the Secretary of the Company and, in the case of nominations, completed and signed Questionnaires and representations and agreements required by Section 2.10 above, and in the case of business other than nominations, such business must be a proper subject for stockholder action. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Company not later than the close of business (as defined in Section 2.11(c)(ii) below) on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement (as defined in Section 2.11(c)(ii) below) of the date of such meeting is first made by the Company. In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice of the meeting has already been given to stockholders or a public announcement of the meeting date has already been made, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The number of nominees a stockholder may nominate for election at the annual meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of the beneficial owner) must not exceed the number of directors to be elected at such annual meeting. Such stockholder’s notice shall set forth:

(A)    as to each person whom the stockholder proposes to nominate for election or re-election as a director: (1) a written statement, not to exceed 500 words, in support of such person; (2) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act; and (3) the information required to be submitted by nominees pursuant to Section 2.10(a) above, including, within the time period specified in Section 2.10(c) above, all fully completed and signed Questionnaires described in Section 2.10(a)(ii) above, which will be promptly provided following a request therefor;
(B)    as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Company, the language of the proposed amendment), the reasons for conducting such business at the meeting and any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the proposal is made;
(C)    as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made or the other business is proposed:
(1)    the name and address of such stockholder, as they appear on the Company’s books, and the name and address of such beneficial owner;
(2)    the class or series and number of shares of stock of the Company which are owned of record by such stockholder and such beneficial owner as of the date of the notice, and a representation that the stockholder will notify the Company in writing within five business days after the record date for such meeting of the class or series and number of shares of stock of the Company owned of record by the stockholder and such beneficial owner as of the record date for the meeting; and
(3)    a representation that the stockholder (or a qualified representative of the stockholder) intends to appear at the meeting to make such nomination or propose such business;
(D)    as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made or the other business is proposed, as to such beneficial owner, and if such stockholder or beneficial owner is an entity, as to each director, executive, managing member or control person of such entity (any such individual or control person, a “control person”):
(1)    the class or series and number of shares of stock of the Company that are beneficially owned (as defined in Section 2.11(c)(ii) below) by such stockholder or beneficial owner and by any control person as of the date of the notice, and a representation that the stockholder will notify the Company in writing, within five business days after the record date for such meeting, of the class or series and number of shares of stock of the Company beneficially owned by such stockholder or beneficial owner and by any control person as of the record date for the meeting;
(2)    a description of (x) any plans or proposals that such stockholder, beneficial owner or control person may have with respect to securities of the Company, that would be required to be disclosed pursuant to Item 4 of Exchange Act Schedule 13D and (y) any agreement, arrangement or understanding with respect to the nomination or other business between or among such stockholder, beneficial owner or control person and any other person, including, without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (in the case of either clause (x) or (y), regardless of whether the requirement to file a Schedule 13D is applicable) and a representation that the stockholder will notify the Company in writing within five business days after the record date for such meeting of any such plans or proposals with respect to securities of the Company or any such agreement, arrangement or understanding in effect as of the record date for the meeting;
(3)    a description of any agreement, arrangement or understanding (including, without limitation, any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement or short positions, profit interests, hedging transactions, and borrowed or loaned shares), whether the instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of stock of the Company, that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder, beneficial owner or control person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class or series of the Company’s stock, or maintain, increase or decrease the voting power of the stockholder, beneficial owner or control person with respect to securities of the Company, and a representation that the stockholder will notify the Company in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting;
(4)    any performance-related fees (other than an asset-based fee) that such stockholder, beneficial owner or control person is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Company or in any agreement, arrangement or understanding under clause (a)(ii)(D)(3) of this Section 2.11 and a representation that the stockholder will notify the Company in writing within five business days after the record date for such meeting of any performance-related fees in effect as of the record date for the meeting;
(5)    a representation as to whether the stockholder, beneficial owner, control person or any other participant (as defined in Item 4 of Schedule 14A under the Exchange Act) will engage in a solicitation with respect to such nomination or proposal and, if so, the name of each participant in such solicitation and (x) in the case of a proposal of business other than nominations, whether such person or group intends to deliver, through means satisfying each of the conditions that would be applicable to the Company under either Exchange Act Rule 14a-16(a) or Exchange Act Rule 14a-16(n), a proxy statement and form of proxy to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act) of at least the percentage of the Company's voting shares required under applicable law to carry the proposal or (y) in the case of any nomination, confirming that the person on whose behalf the nomination is submitted will deliver, through means satisfying each of the conditions that would be applicable to the Company under either Exchange Act Rule 14a-16(a) or Exchange Act Rule 14a-16(n), a proxy statement and form of proxy to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act) of at least 67% of the voting power of the Company’s stock entitled to vote generally in the election of directors; and
(6)    a representation that immediately after soliciting the percentage of stockholders referred to in the representation required under clause (a)(ii)(D)(5) of this Section 2.11 such stockholder, beneficial owner, control person or participant will provide the Company with evidence, which may take the form of a statement and documentation from a proxy solicitor, confirming that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of such percentage of the voting power of the Company’s stock entitled to vote generally in the election of directors.
(iii)    Notwithstanding anything in Section 2.11(a)(ii) above or Section 2.11(b) below to the contrary, if the record date for determining the stockholders entitled to vote at any meeting of stockholders is different from the record date for determining the stockholders entitled to notice of the meeting, a stockholder’s notice required by this Section 2.11 shall set forth a representation that the stockholder will notify the Company in writing within five business days after the record date for determining the stockholders entitled to vote at the meeting, or by the opening of business on the date of the meeting (whichever is earlier), of the information required under clauses (ii)(C)(2) and (ii)(D)(1)-(4) of this Section 2.11(a), and such information when provided to the Company shall be current as of the record date for determining the stockholders entitled to vote at the meeting.
(iv)    This Section 2.11(a) shall not apply to a proposal proposed to be made by a stockholder if the stockholder has notified the Company of his or her intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for such meeting.
(v)    Notwithstanding anything in this Section 2.11(a) to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board made by the Company at least 10 days prior to the last day a stockholder may deliver a notice in accordance with Section 2.11(a)(ii) above, a stockholder’s notice required by this Section 2.11(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.
(b)    Special Meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Company’s notice of meeting: (i) by or at the direction of the Board (or any authorized committee thereof); or (ii) provided that the Board has determined that one or more directors are to be elected at such meeting, by any stockholder of the Company who is a stockholder of record at the time the notice provided for in this Section 2.11(b) is delivered to the Secretary of the Company, who is entitled to vote at the meeting and upon such election and who delivers notice thereof in writing setting forth the information required by Section 2.11(a) above and provides the additional information required by Section 2.10 above. In the event the Company calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Company’s notice of meeting, if the notice required by this Section 2.11(b) is delivered to the Secretary at the principal executive offices of the Company not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the date on which public announcement of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting is first made by the Company. The number of nominees a stockholder may nominate for election at the special meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of such beneficial owner) must not exceed the number of directors to be elected at such special meeting. In no event will an adjournment, recess or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(c)    General.
(i)    Except as otherwise required by law, only such persons who are nominated in accordance with the procedures set forth in this Section 2.11 will be eligible to be elected at any meeting of stockholders of the Company to serve as directors and only such other business will be conducted at a meeting of stockholders as will have been brought before the meeting in accordance with the procedures set forth in this Section 2.11. Notwithstanding any other provision of these Bylaws, a stockholder (and any beneficial owner on whose behalf a nomination is made or other business is proposed, and if such stockholder or beneficial owner is an entity, any control person), must also comply with all applicable requirements of the Exchange Act, including, without limitation, Rule 14a-19 under the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.11. Except as otherwise required by law, each of the Chairman of the Board or the chairman of the meeting will have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws (including whether a stockholder or beneficial owner solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in compliance with such stockholder’s representation as required by clauses (a)(ii)(D)(5)-(6) of this Section 2.11) or whether any stockholder who delivered a notice of nomination, or the beneficial owner on whose behalf a notice of nomination was delivered, has failed to comply with the requirements of Rule 14a-19 under the Exchange Act. If any proposed nomination or other business is not in compliance with these Bylaws including, without limitation, as a result of the Chairman of the Board or the chairman of the meeting determining that any stockholder who delivered a notice of nomination, or the beneficial owner on whose behalf a notice of nomination was delivered, has failed to comply with the requirements of Rule 14a-19 under the Exchange Act, then except as otherwise required by law, the chairman of the meeting will have the power to declare that such nomination must be disregarded or that such other business will not be transacted, notwithstanding that votes and proxies with respect to any such nomination or other business have been received by the Company. Notwithstanding the foregoing provisions of this Section 2.11, unless otherwise required by law, or otherwise determined by the Chairman of the Board or the chairman of the meeting, if the stockholder does not provide the information required under Section 2.10 or clauses (a)(ii)(C)(2) and (a)(ii)(D)(1)-(5) of this Section 2.11 to the Company within the time frames specified in these Bylaws, any such nomination shall be disregarded and any such other business shall not be transacted, notwithstanding that proxies with respect to such vote may have been received by the Company. Notwithstanding the foregoing provisions of this Section 2.11, unless otherwise required by law, or otherwise determined by the Chairman of the Board or the chairman of the meeting, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Company to present a nomination or other business (whether pursuant to the requirements of these Bylaws or in accordance with Rule 14a-8 under the Exchange Act), such nomination will be disregarded and such other business will not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Company. To be considered a qualified representative of a stockholder for purposes of these Bylaws, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction of the writing) delivered to the Company prior to the making of such nomination or proposal at such meeting (and in any event not fewer than five business days before the meeting) stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.
(ii)    For purposes of these Bylaws, the “close of business” means 6:00 p.m. local time at the principal executive offices of the Company on any calendar day,

whether or not the day is a business day, and a “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Company with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act. For purposes of clause (a)(ii)(D)(1) of this Section 2.11, shares will be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing): (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both); (B) the right to vote such shares, alone or in concert with others; and/or (C) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.
(iii)    Nothing in this Section 2.11 will be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act or (B) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation (including any Preferred Stock Designation).
(iv)    Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.
Section 2.12    No Action by Written Consent.
Except as otherwise provided for or fixed pursuant to the Certificate of Incorporation (including any Preferred Stock Designation), no action that is required or permitted to be taken by the stockholders of the Company may be effected by consent of stockholders in lieu of a meeting of stockholders.
Section 2.13    Inspectors of Election. Before any meeting of stockholders, the Company may, and shall if required by law, appoint one or more inspectors of election to act at the meeting and make a written report thereof. Inspectors may be employees of the Company. The Company may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting may, and shall if required by law, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Inspectors need not be stockholders. No director or nominee for the office of director at an election shall be appointed as an inspector at such election.
Such inspectors shall:
(a)    determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity of proxies and ballots;
(b)    determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors;
(c)    count and tabulate all votes and ballots; and
(d)    certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.

Section 2.14    Meetings by Remote Communications. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the DGCL. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication: (a) participate in a meeting of stockholders; and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that: (i) the Company shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (ii) the Company shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Company.
Section 2.15    Delivery to the Company. Whenever this Article II requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the Company or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), the Company will not be required to accept delivery of such document or information unless the document or information is in writing exclusively (and not in an electronic transmission) and delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested. For the avoidance of doubt, the Company expressly opts out of Section 116 of the DGCL with respect to the delivery of information and documents (other than a document authorizing another person to act for a stockholder by proxy at a meeting of stockholders pursuant to Section 212 of the DGCL) to the Company required by this Article II.
ARTICLE III
DIRECTORS
Section 3.1    Powers. Except as otherwise required by the DGCL or as provided in the Certificate of Incorporation (including any Preferred Stock Designation) or the Investor Rights Agreement, the business and affairs of the Company will be managed by or under the direction of the Board. In addition to the powers and authorities these Bylaws expressly confer upon it, the Board may exercise all such powers of the Company and do all such lawful acts and things as are not by law, the Certificate of Incorporation (including any Preferred Stock Designation), these Bylaws or the Investor Rights Agreement required to be exercised or done by the stockholders.
Section 3.2    Number and Election. Subject to the Investor Rights Agreement, the number of directors of the Company shall be fixed solely by resolution adopted from time to time by a majority of the directors then in office. The directors shall hold office in the manner provided in the Certificate of Incorporation and the Investor Rights Agreement. At any meeting of stockholders at which directors are to be elected, directors shall be elected by a plurality of the votes cast. Directors need not be stockholders unless so required by the Certificate of Incorporation (including any Preferred Stock Designation), these Bylaws or the Investor Rights Agreement, wherein other qualifications for directors may be prescribed.
Section 3.3    Vacancies and Newly Created Directorships. Subject to the rights of the holders of any outstanding series of Preferred Stock and terms of the Investor Rights Agreement,

and unless otherwise required by law, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by the sole remaining director, and any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified. No decrease in the authorized number of directors will shorten the term of any incumbent director.
Section 3.4    Resignations and Removal.
(a)    Any director may resign at any time upon notice given in writing or by electronic transmission to the Board, the Chairman of the Board or the Secretary of the Company. Such resignation shall take effect upon delivery, unless the resignation specifies a later effective date or time or an effective date or time determined upon the happening of an event or events. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
(b)    Except for such additional directors, if any, as are elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to the Certificate of Incorporation (including any Preferred Stock Designation), any director, or the entire Board, may be removed from office at any time, but only for cause and only by the affirmative vote of at least 66⅔% of the voting power of the stock outstanding and entitled to vote thereon.
Section 3.5    Regular Meetings. Regular meetings of the Board shall be held at such place or places, within or without the State of Delaware, on such date or dates and at such time or times, as shall have been established by the Board and publicized among all directors. A notice of each regular meeting shall not be required.
Section 3.6    Special Meetings. Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board, the Chief Executive Officer or a majority of the directors then in office. The person or persons authorized to call special meetings of the Board may fix the place, within or without the State of Delaware, date and time of such meetings. Notice of each such meeting shall be given to each director, if by mail, addressed to such director at his or her residence or usual place of business, at least five days before the day on which such meeting is to be held, or shall be sent to such director by electronic transmission, or be delivered personally or by telephone, in each case at least 24 hours prior to the time set for such meeting. A notice of special meeting need not state the purpose of such meeting, and, unless indicated in the notice thereof, any and all business may be transacted at a special meeting.
Section 3.7    Remote Participation in Meetings. Members of the Board, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.
Section 3.8    Quorum and Voting. Except as otherwise required by law, the Certificate of Incorporation, these Bylaws or the Investor Rights Agreement, a majority of the total number of directors then authorized will constitute a quorum for the transaction of business at any meeting of the Board, and the vote of a majority of the directors present at a duly held meeting at which a quorum is present shall be the act of the Board. The chairman of the meeting or a majority of the directors present may adjourn the meeting to another time and place whether or not a quorum is present. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.
Section 3.9    Board Action by Written Consent Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation, these Bylaws or the Investor Rights Agreement, any action required or permitted to be taken at any meeting of the Board, or any committee thereof, may be taken without a meeting, provided that all members of the Board or committee, as the case may be, consent in writing or by electronic transmission to such action. After an action is taken, the consent or consents relating thereto shall be filed with the minutes or proceedings of the Board or committee in the same paper or electronic form as the minutes are maintained. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action shall be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made and such consent shall be deemed to have been given at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent will be revocable prior to its becoming effective.
Section 3.10    Chairman of the Board. The Chairman of the Board shall preside at meetings of stockholders (unless otherwise determined by the Board) and at meetings of directors and shall perform such other duties as the Board may from time to time determine. If the Chairman of the Board is not present at a meeting of the Board, another director chosen by the Board shall preside.
Section 3.11    Rules and Regulations. The Board may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation or these Bylaws for the conduct of its meetings and management of the affairs of the Corporation as the Board deems proper.
Section 3.12    Fees and Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation, directors may receive such compensation, if any, for their services on the Board and its committees, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board.
Section 3.13    Emergency Bylaws. This Section 3.13 will be operative during any emergency condition as contemplated by Section 110 of the DGCL (an “Emergency”), notwithstanding any different or conflicting provisions in these Bylaws, the Certificate of Incorporation or the DGCL. In the event of any Emergency, or other similar emergency condition, the director or directors in attendance at a meeting of the Board or a standing committee thereof shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board as they shall deem necessary and appropriate. Except as the Board may otherwise determine, during any Emergency, the Company and its directors and officers, may exercise any authority and take any action or measure contemplated by Section 110 of the DGCL.
ARTICLE IV
COMMITTEES
Section 4.1    Committees of the Board. Subject to the Investor Rights Agreement, (a) the Board may designate one or more committees, each such committee to consist of one or more of the directors of the Company; (b) the Board may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee; (c) in the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member; and (d) any such committee, to the extent permitted by law and provided in the resolution of the Board establishing such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval; or (ii) adopting, amending or repealing any bylaw of the Company. All committees of the Board shall keep minutes of their meetings and shall report their proceedings to the Board when requested or required by the Board.
Section 4.2    Meetings and Action of Committees. Unless the Board provides otherwise by resolution, any committee of the Board may adopt, alter and repeal such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation, these Bylaws or the Investor Rights Agreement for the conduct of its meetings as such committee may deem proper. A majority of the directors then serving on a committee will constitute a quorum for the transaction of business by the committee except as otherwise required by law, the Certificate of Incorporation, these Bylaws or the Investor Rights Agreement, and except as otherwise provided in a resolution of the Board; provided, however, that in no case will a quorum be less than one-third of the directors then serving on the committee. Unless the Certificate of Incorporation, these Bylaws, the Investor Rights Agreement or a resolution of the Board requires a greater number, the vote of a majority of the members of a committee present at a meeting at which a quorum is present will be the act of the committee.
ARTICLE V
OFFICERS
Section 5.1    Officers. The officers of the Company shall consist of a Chief Executive Officer, a Chief Financial Officer, a Secretary, a Treasurer, a Controller and such other officers as the Board may from time to time determine, each of whom shall be elected by the Board, each to have such authority, functions or duties as set forth in these Bylaws or as determined by the Board. To the extent not so set forth or determined, each such officer will have such authority, functions or duties as those that generally pertain to their respective offices, subject to the control of the Board. Each officer shall be elected by the Board and shall hold office for such term as may be prescribed by the Board and until such person’s successor shall have been duly elected and qualified, or until such person’s earlier death, disqualification, resignation or removal. Any number of offices may be held by the same person; provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Certificate of Incorporation or these Bylaws to be executed, acknowledged or verified by two or more officers. The Board may require any officer, agent or employee to give security for the faithful performance of his or her duties. The Board may determine to leave any office vacant.
Section 5.2    Compensation. The salaries of the officers of the Company and the manner and time of the payment of such salaries shall be fixed and determined by the Board or by a duly authorized officer and may be altered by the Board from time to time as it deems appropriate, subject to the rights, if any, of such officers under any contract of employment.
Section 5.3    Removal, Resignation and Vacancies. Any officer of the Company may be removed, with or without cause, by the Board or by a duly authorized officer, without prejudice to the rights, if any, of such officer under any contract to which it is a party. Any officer may resign at any time upon notice given in writing or by electronic transmission to the

Company, without prejudice to the rights, if any, of the Company under any contract to which such officer is a party. If any vacancy occurs in any office of the Company, the Board may elect a successor to fill such vacancy for the remainder of the unexpired term and until a successor shall have been duly elected and qualified.
Section 5.4    Chief Executive Officer. The Chief Executive Officer shall have general supervision and direction of the business and affairs of the Company, shall be responsible for corporate policy and strategy, and shall report directly to the Board. Unless otherwise provided in these Bylaws or determined by the Board, all other officers of the Company shall report directly to the Chief Executive Officer or as otherwise determined by the Chief Executive Officer. The Chief Executive Officer shall, if present and in the absence of the Chairman of the Board, preside at meetings of the stockholders.
Section 5.5    Chief Financial Officer. The Chief Financial Officer shall exercise all the powers and perform the duties of the office of the chief financial officer and in general have overall supervision of the financial operations of the Company. The Chief Financial Officer shall, when requested, counsel with and advise the other officers of the Company and shall perform such other duties as the Board or the Chief Executive Officer may from time to time determine.
Section 5.6    Treasurer. The Treasurer shall supervise and be responsible for all the funds and securities of the Company, the deposit of all moneys and other valuables to the credit of the Company in depositories of the Company, borrowings and compliance with the provisions of all indentures, agreements and instruments governing such borrowings to which the Company is a party, the disbursement of funds of the Company and the investment of its funds, and in general shall perform all of the duties incident to the office of the Treasurer. The Treasurer shall, when requested, counsel with and advise the other officers of the Company and shall perform such other duties as the Board, the Chief Executive Officer or the Chief Financial Officer may from time to time determine.
Section 5.7    Controller. The Controller shall have responsibility for the Company’s accounting policies and practices. The Controller shall, when requested, counsel with and advise the other officers of the Company and shall perform such other duties as the Board, the Chief Executive Officer or the Chief Financial Officer may from time to time determine.
Section 5.8    Secretary. The powers and duties of the Secretary are: (i) to act as Secretary at all meetings of the Board, of the committees of the Board and of the stockholders and to record the proceedings of such meetings in a book or books to be kept for that purpose; (ii) to see that all notices required to be given by the Company are duly given and served; (iii) to act as custodian of the seal of the Company and affix the seal or cause it to be affixed to all certificates of stock of the Company and to all documents, the execution of which on behalf of the Company under its seal is duly authorized in accordance with the provisions of these Bylaws; (iv) to have charge of the books, records and papers of the Company and see that the reports, statements and other documents required by law to be kept and filed are properly kept and filed; and (v) to perform all of the duties incident to the office of Secretary. The Secretary shall, when requested, counsel with and advise the other officers of the Company and shall perform such other duties as the Board or the Chief Executive Officer may from time to time determine.
Section 5.9    Additional Matters. The Chief Executive Officer and the Chief Financial Officer of the Company will have the authority to designate employees of the Company to have the title of Vice President, Assistant Vice President, Assistant Treasurer or Assistant Secretary. Any employee so designated shall have the powers and duties determined by the officer making such designation. The persons upon whom such titles are conferred shall not be deemed officers of the Company unless elected by the Board.

Section 5.10    Checks; Drafts; Evidences of Indebtedness. From time to time, the Board shall determine the method, and designate (or authorize officers of the Company to designate) the person or persons who shall have authority, to sign or endorse all checks, drafts, other orders for payment of money and notes, bonds, debentures or other evidences of indebtedness that are issued in the name of or payable by the Company, and only the persons so authorized shall sign or endorse such instruments.
Section 5.11    Corporate Contracts and Instruments; How Executed. Except as otherwise provided in these Bylaws, the Board may determine the method, and designate (or authorize officers of the Company to designate) the person or persons who shall have authority to enter into any contract or execute any instrument in the name of and on behalf of the Company. Such authority may be general or confined to specific instances. Unless so authorized, or within the power incident to a person’s office or other position with the Company, no person shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
Section 5.12    Signature Authority. Unless otherwise determined by the Board or otherwise provided by law or these Bylaws, contracts, evidences of indebtedness and other instruments or documents of the Company may be executed, signed or endorsed: (i) by the Chief Executive; or (ii) by the Chief Financial Officer, Treasurer, Secretary or Controller, in each case only with regard to such instruments or documents that pertain to or relate to such person’s duties or business functions.
Section 5.13    Action with Respect to Securities of Other Corporations or Entities. The Chief Executive Officer or any other officer of the Company authorized by the Board or the Chief Executive Officer, is authorized to vote, represent and exercise on behalf of the Company, all rights incident to any and all shares or other equity interests of any other corporation or entity or corporations or entities, standing in the name of the Company. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority.
Section 5.14    Delegation. The Board may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding the foregoing provisions of this Article V.
ARTICLE VI
INDEMNIFICATION AND ADVANCEMENT OF EXPENSES
Section 6.1    Right to Indemnification. Each person who was or is a party or is threatened to be made a party to, or was or is otherwise involved in, any action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry, judicial, administrative or legislative hearing, or any other threatened, pending or completed proceeding, whether brought by or in the right of the Company or otherwise, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative or other nature (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer (which means, for purposes of this Article VI, any individual designated by the Board as an officer for purposes of Section 16 of the Exchange Act) of the Company, or is or was a director of any subsidiary of the Company or an officer appointed or elected by the board of directors of the Company or of a subsidiary, or is or was any such director or officer of the Company or of a subsidiary of the Company serving at the request of the Company as a director, officer, employee, agent, trustee or agent of another corporation or of a partnership, joint venture, trust or other enterprise or entity, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), or by reason of anything done or not done by such person in any such capacity, shall be indemnified and held harmless by the Company to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA excise taxes, penalties and amounts paid in settlement by or on behalf of the indemnitee) actually and reasonably incurred by such indemnitee in connection therewith, all on the terms and conditions set forth in these Bylaws; provided, however, that, except as otherwise required by law or provided in Section 6.3 with respect to suits to enforce rights under this Article VI, the Company shall indemnify any such indemnitee in connection with a proceeding, or part thereof, voluntarily initiated by such indemnitee (including claims and counterclaims, whether such counterclaims are asserted by: (i) such indemnitee; or (ii) the Company in a proceeding initiated by such indemnitee) only if such proceeding, or part thereof, was authorized or ratified by the Board or the Board otherwise determines that indemnification or advancement of expenses is appropriate.
Section 6.2    Right to Advancement of Expenses.
(a)    In addition to the right to indemnification conferred in Section 6.1, an indemnitee shall, to the fullest extent permitted by law, also have the right to be paid by the Company the expenses (including attorneys’ fees) incurred in defending any proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that an advancement of expenses shall be made only upon delivery to the Company of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article VI or otherwise.
(b)    Notwithstanding the foregoing Section 6.2(a), the Company shall not make or continue to make advancements of expenses to an indemnitee if a determination is reasonably made that the facts known at the time such determination is made demonstrate clearly and convincingly that the indemnitee acted in bad faith or in a manner that the indemnitee did not reasonably believe to be in or not opposed to the best interests of the Company, or, with respect to any criminal proceeding, that the indemnitee had reasonable cause to believe his or her conduct was unlawful. Such determination shall be made: (i) by the Board by a majority vote of directors who are not parties to such proceeding, whether or not such majority constitutes a quorum; (ii) by a committee of such directors designated by a majority vote of such directors, whether or not such majority constitutes a quorum; or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion to the Board, a copy of which shall be delivered to the indemnitee.
Section 6.3    Right of Indemnitee to Bring Suit. If a request for indemnification under Section 6.1 is not paid in full by the Company within 60 days, or if a request for an advancement of expenses under Section 6.2 is not paid in full by the Company within 20 days, after a written request has been received by the Secretary of the Company, the indemnitee may at any time thereafter bring suit against the Company in a court of competent jurisdiction in the State of Delaware seeking an adjudication of entitlement to such indemnification or advancement of expenses. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee will be entitled to be paid also the expense of prosecuting or defending such suit to the fullest extent permitted by law. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met any applicable standard of conduct for indemnification set forth in the DGCL. Further, in any suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the Company shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met any applicable standard of conduct for indemnification set forth in the DGCL.

Neither the failure of the Company (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Company (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, will create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under applicable law, this Article VI or otherwise shall be on the Company.
Section 6.4    Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article VI will not be exclusive of any other right which any person may have or hereafter acquire under any law, agreement, vote of stockholders or disinterested directors, provisions of a certificate of incorporation or bylaws, or otherwise.
Section 6.5    Insurance. The Company may secure and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.
Section 6.6    Indemnification of Employees and Agents of the Company. This Article VI will not limit the right of the Company to the extent and in the manner authorized or permitted by law to indemnify and to advance expenses to persons other than indemnitees. Without limiting the foregoing, the Company may, to the extent and in the manner permitted by law, and to the extent authorized from time to time, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Company and to any other person who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article VI with respect to the indemnification and advancement of expenses of indemnitees under this Article VI.
Section 6.7    Nature of Rights. The rights conferred upon indemnitees in this Article VI shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VI that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.
Section 6.8    Settlement of Claims. Notwithstanding anything in this Article VI to the contrary, the Company will not be liable to indemnify any indemnitee under this Article VI for any amounts paid in settlement of any proceeding effected without the Company’s written consent, which consent shall not be unreasonably withheld.
Section 6.9    Subrogation. In the event of payment under this Article VI, the Company will be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee (excluding insurance obtained on the indemnitee’s own behalf), and the indemnitee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.
Section 6.10    Severability. If any provision or provisions of this Article VI is held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law: (a) the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances will not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties that the Company provide protection to the indemnitee to the fullest extent set forth in this Article VI.
ARTICLE VII
CAPITAL STOCK
Section 7.1    Certificates of Stock. The shares of the Company shall be represented by certificates; provided, however, that the Board may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Company. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Company by any two authorized officers of the Company, including, without limitation, the Chief Executive Officer, the Chief Financial Officer, the Treasurer, the Controller, the Secretary, or an Assistant Treasurer or Assistant Secretary, of the Company certifying the number of shares owned by such holder in the Company. Any or all such signatures may be facsimiles or otherwise electronic signatures. In case any officer, transfer agent or registrar who has signed or whose facsimile or otherwise electronic signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.
Section 7.2    Special Designation on Certificates. If the Company is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Company shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Company shall issue to represent such class or series of stock a statement that the Company will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the registered owner thereof shall be given a notice, in writing or by electronic transmission, containing the information required to be set forth or stated on certificates pursuant to this Section 7.2 or Sections 151, 156, 202(a) or 218(a) of the DGCL or with respect to this Section 7.2 and Section 151 of the DGCL a statement that the Company will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.
Section 7.3    Transfers of Stock. Transfers of shares of stock of the Company shall be made only on the books of the Company upon authorization by the registered holder thereof or by such holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Company or a transfer agent for such stock, and if such shares are represented by a certificate, upon surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of any taxes thereon; provided, however, that the Company shall be entitled to recognize and enforce any lawful restriction on transfer. Transfers may also be made in any manner authorized by the Company (or its authorized transfer agent) and permitted by Section 224 of the DGCL.
Section 7.4    Lost Certificates. The Company may issue a new share certificate or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Company may require the owner of the lost, stolen or destroyed certificate or the owner’s legal representative to give the Company a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares. The Board may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.
Section 7.5    Registered Stockholders. The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.
Section 7.6    Record Date for Determining Stockholders.
(a)    In order that the Company may determine the stockholders entitled to notice of any meeting of stockholders or any adjourned meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than 60 nor fewer than 10 days before the date of such meeting. If the Board so fixes a date, such date will also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders will apply to any adjourned meeting; provided, however, that the Board may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.
(b)    In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.
Section 7.7    Regulations. To the extent permitted by applicable law, the Board may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of stock of the Company.
Section 7.8    Waiver of Notice. Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, will be deemed equivalent to notice. Attendance of a person at a meeting will constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, the Board or a committee of the Board need be specified in any written waiver of notice or any waiver by electronic transmission, unless so required by the Certificate of Incorporation or these Bylaws.
ARTICLE VIII
GENERAL MATTERS
Section 8.1    Fiscal Year. The fiscal year of the Company shall begin on the first day of January of each year and end on the last day of December of the same year, or shall extend for such other 12 consecutive months as the Board may designate.
Section 8.2    Corporate Seal. The Board may provide a suitable seal, containing the name of the Company, which seal shall be in the charge of the Secretary of the Company. If and when so directed by the Board or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.
Section 8.3    Reliance Upon Books, Reports and Records. Each director and each member of any committee designated by the Board will, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Company and upon such information, opinions, reports or statements presented to the Company by any of its officers or employees, or committees of the Board so designated, or by any other person, as to matters that such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.
Section 8.4    Subject to Law; Certificate of Incorporation; Investor Rights Agreement. All powers, duties and responsibilities provided for in these Bylaws, whether or not explicitly so qualified, are qualified by the Certificate of Incorporation (including any Preferred Stock Designation), applicable law and the Investor Rights Agreement.
Section 8.5    Electronic Signatures, etc. Except as otherwise required by the Certificate of Incorporation (including as otherwise required by any Preferred Stock Designation) or these Bylaws (including, without limitation, as otherwise required by Section 2.15), any document, including, without limitation, any consent, agreement, certificate or instrument, required by the DGCL, the Certificate of Incorporation (including any Preferred Stock Designation) or these

Bylaws to be executed by any officer, director, stockholder, employee or agent of the Company may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law. All other contracts, agreements, certificates or instruments to be executed on behalf of the Company may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law. The terms “electronic mail,” “electronic mail address,” “electronic signature” and “electronic transmission,” as used herein, are defined in the DGCL.
ARTICLE IX
AMENDMENTS
Section 9.1    Amendments. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board is expressly authorized to adopt, amend or repeal these Bylaws. Except as otherwise provided in the Certificate of Incorporation (including the terms of any Preferred Stock Designation that provides for a greater or lesser vote) these Bylaws or the Investor Rights Agreement, and in addition to any other vote required by law, the affirmative vote of at least 66⅔% of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class, will be required for the stockholders to adopt, amend or repeal, or adopt any provision inconsistent with, any provision of these Bylaws.
The Board of Directors adopted these Amended and Restated Bylaws effective as of October 27, 2022.